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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             WNS (HOLDINGS) LIMITED
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             (Exact name of registrant as specified in its charter)


               JERSEY, CHANNEL ISLANDS                                           33-0996780
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      (State of incorporation or organization)                        (I.R.S. Employer Identification No.)


                         GATE 4, GODREJ & BOYCE COMPLEX
                           PIROJSHANAGAR, VIKHROLI (W)
                              MUMBAI 400 079, INDIA
                    (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

                 TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                 TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
------------------------------------------------------          -----------------------------------------------
          American Depositary Shares, each                              New York Stock Exchange, Inc.
           representing one ordinary share

    Ordinary shares, par value 10 pence per share                      New York Stock Exchange, Inc.*

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-135590 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered hereunder are contained in the sections entitled "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the prospectus constituting part of the Registrant's Registration Statement on Form F-1 (File No. 333-135590), as amended, originally filed with the Securities and Exchange Commission on July 3, 2006 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.


ITEM 2. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement (or incorporated by reference herein):

     Exhibit No.
     -----------
     3.1  Memorandum of Association of WNS (Holdings) Limited, as amended.*

     3.2  Articles of Association of WNS (Holdings) Limited, as amended.*

     4.1  Form of Deposit Agreement by and among WNS (Holdings) Limited,
          Deutsche Bank Trust Company Americas, as Depositary, and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.*

     4.2  Form of American Depositary Receipt (included in Exhibit 4.1).*

     4.3 Specimen ordinary share certificate (effective as of the date hereof).*

     4.4 Specimen ordinary share certificate (effective upon the appointment of Capita IRG (Offshore) Limited as WNS (Holdings) Limited's share registrar, which is expected to be in September 2006).+

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     *    Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form F-1 (File No. 333-135590) filed on July 3, 2006.

     +    Filed herewith.

                                       2
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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 14, 2006



                                            WNS (HOLDINGS) LIMITED



                                            By: /s/ Zubin Dubash
                                                --------------------------------
                                                Name:  Zubin Dubash
                                                Title: Chief Financial Officer

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                                  EXHIBIT INDEX

3.1  Memorandum of Association of WNS (Holdings) Limited, as amended.*

3.2  Articles of Association of WNS (Holdings) Limited, as amended.*

4.1  Form of Deposit Agreement by and among WNS (Holdings) Limited, Deutsche
     Bank Trust Company Americas, as Depositary, and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary
     Receipts issued thereunder.*

4.2  Form of American Depositary Receipt (included in Exhibit 4.1).*

4.3  Specimen ordinary share certificate (effective as of the date hereof).*

4.4 Specimen ordinary share certificate (effective upon the appointment of Capita IRG (Offshore) Limited as WNS (Holdings) Limited's share registrar, which is expected to be in September 2006).+

----------------

* Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form F-1 (File No. 333-135590) filed on July 3, 2006.

+    Filed herewith.